Exhibit 99.1

Corbus Pharmaceuticals Expands Board of Directors with Appointment of Yong Ben, M.D., MBA

Norwood, MA, March 6, 2023 (PR NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a precision oncology company, today announced the appointment of Yong Ben, M.D., MBA, to the Company’s Board of Directors.

“Dr. Ben is a distinguished oncology researcher and pharma industry executive, with multiple drug approvals to his credit, and his appointment is a welcome addition to our Board,” Alan Holmer, Chairman of the Board of Directors of Corbus. “Our recent license agreement for CRB-701 has helped cement our position as a precision oncology, and this appointment augments our Board with extensive experience in oncology drug development in both the US and China. Dr. Ben’s more recent work in healthcare venture investment will add unique perspective. We look forward to his contributions.”

“Throughout his career, Dr. Ben has led complex and diverse clinical development programs from Phase 1 to Phase 3 trials, from strategic planning and study execution to regulatory submissions,” added Dr. Yuval Cohen, Chief Executive Officer of Corbus. “We look forward to his expert counsel as we advance our nectin-4 targeting ADC (CRB-701) and our TGF-beta targeting mAb (CRB-601) programs.”

Dr. Ben has over 20 years of medical experience in academia and pharmaceutical and biotech companies, including clinical practice, drug discovery and development in oncology and hematological malignancies. He is currently venture partner at Eight Roads Venture (formerly known as Fidelity Ventures). Prior to that he was Chief Medical Officer, Solid Tumors at BeiGene Pharmaceuticals. Prior to BeiGene, Dr. Ben served as Chief Medical Officer at San Diego-based biotech company BioAtla. Previously, he was global clinical leader of immuno-oncology clinical development at AstraZeneca, leading the approval of durvalumab in urothelial cancer. Dr. Ben’s career highlights also include his work on the approval of ixazomib in multiple myeloma at Millennium Pharmaceuticals and the approval of axitinib in renal cancer at Pfizer. He started his career as a surgical oncologist at Peking Union Medical College Hospital and completed a postdoctoral fellowship at California Pacific Medical Center. Dr. Ben received his medical degree from Norman Bethune College of Medicine and his MBA from the University of California, San Diego.

“Corbus has assembled a compelling pipeline of precision oncology assets, and I am excited by the prospect of targeting Nectin-4 and TGFb,” said Dr. Ben. “I look forward to working with the talented Corbus team to develop CRB-701 and CRB-601 and realize their potential.”

About Corbus

Corbus is a precision oncology company committed to helping people defeat serious illness by bringing innovative scientific approaches to well understood biological pathways. Corbus’ current pipeline includes CRB-701, a next generation antibody drug conjugate that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload and CRB-601, an anti-integrin monoclonal antibody that blocks the activation of TGFβ expressed on cancer cells. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's restructuring, trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities, the Company’s compliance with Nasdaq’s continued listing criteria and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including whether the Company will be able to regain and maintain compliance with Nasdaq’s continued listing criteria, the potential impact of the COVID-19 pandemic and the potential impact of sustained social distancing efforts, on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Sean Moran

Chief Financial Officer

Corbus Pharmaceuticals, Inc.

sean.moran@corbuspharma.com

Bruce Mackle
Managing Director
LifeSci Advisors, LLC
bmackle@lifesciadvisors.com